EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AdStar, Inc.
Marina Del Rey, California
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of AdStar, Inc. and Subsidiary of our report dated March 11, 2005, relating to the consolidated financial statements which appear in the Company’s Annual Report on Form 10-KSB/A for the year ended December 31, 2004.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Los Angeles, California
October 6, 2005